ACQUISITION AND COOPERATION AGREEMENT
This Acquisition and Cooperation Agreement (this “Agreement”) is dated as of June 27, 2024 (the “Execution Date”) and is entered into by and between SM Energy Company, a Delaware corporation (“SM Energy”) and Northern Oil and Gas, Inc., a Delaware corporation (“Northern”). SM Energy and Northern are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Agreement and not otherwise defined herein (including in Section 8.12) shall have the meaning given to such terms in the Purchase Agreement (as defined below).
WHEREAS, contemporaneously with the execution of this Agreement, SM Energy has entered into a Purchase and Sale Agreement dated as of the Execution Date (as the same may be amended, restated or supplemented from time to time, the “Purchase Agreement”) with XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC, a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL SandCo, LLC, a Delaware limited liability company and XCL Resources, LLC, a Delaware limited liability company (each a “Seller” and collectively, “Sellers”) and Northern (for limited purposes stated therein), to acquire from Sellers certain oil and gas interests and associated assets located in Uintah and Duchesne Counties, Utah, as further described in the Purchase Agreement;
WHEREAS, contemporaneously with entering into the Purchase Agreement, SM Energy, each Seller and JPMorgan Chase Bank, N.A. (“Escrow Agent”) have entered into that certain Escrow Agreement (the “Escrow Agreement”), pursuant to which the Escrow Agent shall hold the Performance Deposit in accordance with the terms thereof;
WHEREAS, subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Purchase Agreement, the Parties desire for Northern to receive a partial assignment of the Purchase Agreement and to acquire directly from Sellers an undivided 20% (the “Northern Share”) interest in and to the Specified Assets and certain rights and obligations under the Purchase Agreement, with SM Energy acquiring directly from Sellers an undivided 80% (the “SM Energy Share” and, together with the Northern Share collectively, the “Parties’ Share” or, individually, a “Party’s Share”) interest in and to the Specified Assets and retaining all remaining rights and obligations under the Purchase Agreement, in each case, in accordance with this Agreement; and
WHEREAS, the Parties desire to memorialize certain agreements between SM Energy and Northern with respect to the Purchase Agreement and the acquisition by Northern of the NOG Assets from Sellers at the Closing, as further described in this Agreement.
NOW THEREFORE, for and in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SM Energy and Northern hereby agree as follows:

ARTICLE I
PURCHASE AGREEMENT INTERIM PERIOD
Section 1.1    Certain Pre-Closing Coordination Matters.
(a)    Prior to the occurrence of the Closing under the Purchase Agreement, (i) SM Energy will keep Northern reasonably informed with respect to, and (ii) the Parties agree to use their respective commercially reasonable and good faith efforts to reach mutual agreement with respect to: (A) any actual or alleged breaches of the Purchase Agreement or any other agreement, document and/or instrument that is or may be executed and/or delivered by SM Energy, Sellers and/or any of their respective Affiliates pursuant to or in connection with the Purchase Agreement, as applicable, or in connection with the transactions contemplated thereby (including the Escrow Agreement and the R&W Conditional Binder and R&W Insurance Policy) (together with all such other agreements, documents and instruments, collectively, the “Transaction Agreements”), including, for purposes of clarity, any (I) actual or potential breach or inaccuracy of any representation or warranty of Sellers (or any of their Affiliates) set forth in the Transaction Agreements, or (II) actual or potential breach, failure to comply with or nonfulfillment of any covenant or agreement of Sellers (or any of its Affiliates) in any applicable Transaction Agreement by Sellers or any of their Affiliates (and any actions to be taken with respect thereto, including, for purposes of clarity, the exercise of any applicable rights or remedies related thereto); (B) without limitation of clause (A), the availability of, desire to exercise or exercise of, in each case, any applicable termination right or right to specific performance set forth in the Purchase Agreement by SM Energy; (C) any election by SM Energy related to any matter requiring SM Energy’s approval pursuant to Section 7.2 of the Purchase Agreement; (D) subject to the timing set forth in Section 1.1(b) below, the availability of, desire to exercise or exercise of (including, for purposes of clarity, the availability of any applicable election, or making any election, with respect to) any right or remedy of any kind that is or may become available to SM Energy under the Purchase Agreement (e.g., rights and/or remedies related to Title Defects, Environmental Defects, etc.); (E) the acceptance or approval of, or any proposed change(s) with respect to, any adjustment to the Unadjusted Purchase Price set forth in or contemplated by Sellers’ draft of the Preliminary Settlement Statement delivered to SM Energy in accordance with Section 2.6(a) of the Purchase Agreement; and (F) subject to the timing and assertion provisions of Section 1.1(c) below, the assertion of any Title Defect or

Environmental Defect pursuant to Section 3.2 of the Purchase Agreement. In the event that Northern becomes aware of (x) any applicable facts or circumstances that Northern has reason to believe SM Energy is not aware or SM Energy has not raised such facts or circumstances with Northern, or (y) any event or circumstance triggering an election by SM Energy, in each case, related to the matters set forth in this Section 1.1(a), then Northern shall promptly inform SM Energy of the same in order to accomplish the objectives of this Section 1.1(a).
(b)    Subject to Section 1.3 and Section 1.4, to the extent SM Energy and Northern are unable to reach mutual agreement within three Business Days (unless a shorter time period is reasonably required by the applicable circumstances or the terms of the applicable Transaction Agreement) after SM Energy’s delivery of written notice to Northern of any matter described or identified in Section 1.1(a)(A)-(F) above, SM Energy’s reasonable and good faith decision shall control and SM Energy shall promptly notify Northern thereof.
(c)    With respect to the assertion of any Title Defect or Environmental Defect pursuant to the applicable provisions of the Purchase Agreement described in Section 1.1(a)(F) above: (i) the Parties shall meet weekly between the date of this Agreement and the Defect Deadline to discuss any new matters or updates on prior matters discovered by the Parties, Steptoe & Johnson PLLC (the “Title Consultant”) or Trinity Consultants, Inc. (the “ENV Consultant”) during the prior week with respect to Title Defect and/or Environmental Defect matters, and the Parties shall use their commercially reasonable and good faith efforts to cause the Title Consultant and ENV Consultant to attend and participate in such meetings; (ii) the Parties shall require the Title Consultant and ENV consultant to send each Party weekly updates and the Parties shall update Sellers accordingly as set forth in the Purchase Agreement; (iii) the Parties shall use commercially reasonable and good faith efforts to agree on the matters to be included in any Defect Notices (and the forms and content thereof) delivered to Sellers under the Purchase Agreement, on or before the date that is three Business Days prior to the Defect Deadline; and (iv) the Parties shall use commercially reasonable and good faith efforts to cause the Title Consultant or ENV Consultant, as applicable, to prepare and deliver to the Parties any Defect Notices that either Party believes should be prepared and delivered to Sellers, on or before the date that is two Business Days prior to the Defect Deadline. To the extent the Parties are unable to reach mutual agreement on (A) the list of Title Defects and Environmental Defects, as applicable, to be raised by SM Energy under the Purchase Agreement and/or the Defect Amounts related thereto, or (B) the contents of the Defect Notices related thereto, in each case, on or prior to the date that is one Business Day prior to the Defect Deadline, then SM Energy will nonetheless assert, in accordance with the terms of the Purchase Agreement all Title Defects and Environmental Defects, as applicable, that either Party wishes to assert, and in so doing, utilize the larger Defect Amount with respect to each defect in dispute; provided that if the entirety of the Title Defect(s) and Environmental Defect(s) asserted by the Parties would cause the failure of the condition to closing set forth in Section 8.2(d) of the Purchase Agreement to be satisfied, the Parties agree to work together in good faith to determine whether to not assert certain Title Defect(s) and Environmental Defect(s) in order to cause such condition to be satisfied.
(d)    Not less than one Business Day prior to the Closing under the Purchase Agreement, SM Energy shall deliver written notice to Northern confirming that, to the Knowledge of SM Energy, all conditions to the obligations of SM Energy and Sellers to consummate the Closing set forth in Article VIII of the Purchase Agreement have been fulfilled or satisfied (other than any such conditions that by their nature can only be fulfilled or satisfied at or in connection with the consummation of the Closing under the Purchase Agreement) and not waived (or deemed to have been waived) by SM Energy or Sellers, as applicable. As used in this Agreement, “Knowledge” shall mean the actual knowledge of James Lebeck and Kenneth Knott.
(e)    Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that, without duplication, all documented out-of-pocket costs and expenses paid or incurred by SM Energy or Northern in connection with: (i) the investigation and due diligence of the Assets for services performed by (A) the Title Consultant incurred from and after June 12, 2024, (B) the ENV Consultant, and (C) Kirkland & Ellis LLP incurred from and after June 12, 2024 (solely with respect to the (1) due diligence performed in connection with the transactions contemplated by the Purchase Agreement and the Transaction Agreements, (2) drafting and negotiation of the R&W Insurance Policy, and (3) preparing and presenting filings and other work required to obtain any necessary approvals required for the transactions contemplated by the Purchase Agreement under the HSR Act); (ii) the R&W Insurance Policy (including applicable premiums and charges); and (iii) filing fees required to obtain the approvals described in clause (3) above under the HSR Act (collectively, the “Transaction Expenses”) incurred or otherwise pertaining to periods on or prior to Closing (or, with respect to the Transaction Expenses described in clause (A), (B) and (C), incurred or pertaining to periods prior to the full and final resolution of all Title Defect and/or Environmental Defects asserted pursuant to Article III of the Purchase Agreement) shall be shared between the Parties in accordance with their respective Parties’ Share. All other costs or expenses paid or incurred by SM Energy or Northern in connection with the investigation and due diligence of the Assets shall be borne by the Party incurring the same. The Parties will settle any net amount owed in respect of Transaction Expenses promptly after Closing or, if Closing does not occur, within five Business Days of termination of the Purchase Agreement (if not paid by Sellers pursuant to the Purchase Agreement); provided that, if the Purchase Agreement is terminated by SM Energy, and SM Energy recovers from Sellers any such Transaction Expenses in accordance with the terms of the Purchase Agreement, SM Energy shall promptly remit to Northern the Northern Share of any such recovery.
Section 1.2    Transaction Agreement Communications and Notices.
(a)    SM Energy shall deliver to Northern any notice or other communication (together with all documents and information related thereto) received by SM Energy from Sellers or any of their Affiliates (collectively, the “Seller Parties”) or the Escrow Agent under any Transaction Agreement, as applicable (including any notice or other communications related to Preferential Rights, Consents and any Casualty Loss, condemnation and/or taking-related matters), in each case, as promptly as reasonably practicable following SM Energy’s receipt thereof (but, in any event, within two Business Days thereof), and thereafter cooperate in good faith with Northern with respect to the subject matter of any such notice or other communication (including with respect to (i) the preparation, delivery and contents of any response delivered or to be delivered by SM Energy to any applicable Seller Party or the Escrow Agent, as applicable, with respect thereto and (ii) the election to exercise (or not exercise) any rights or remedies that are or may be available to SM Energy in connection with or related to the subject matter of any such notice or other material communication); provided, however, that this obligation shall not apply to notices or communications relating solely to assets or liabilities of the Seller Parties transferred to SM Energy in which Northern has no interest or obligation under any of the Transaction Agreements (collectively, the “Excluded Notices”). SM Energy shall (A) use its commercially reasonable efforts to cooperate in good faith with Northern prior to SM Energy’s delivery of any notice or other communication to any applicable Seller Party or the Escrow Agent (other than any Excluded Notice), as applicable, under the Purchase Agreement or any other applicable Transaction Agreement (which cooperation shall include SM Energy’s commercially reasonable efforts to mutually agree with Northern as to (1) whether to deliver any such notice or other material communication, (2) the form, substance and content of any such notice or other material communication and (3) the timing of delivery of any such notice or other communication), and (B) promptly provide Northern with a true and complete copy of all such notices and other communications that are delivered by SM Energy to any applicable Seller Party or the Escrow Agent, as applicable.
(b)    The Parties will use good faith efforts in consultation with each other in the event of a dispute under Section 1.2(a). To the extent SM Energy and Northern are unable to reach mutual agreement regarding the subject matter of, or response to, any such notice or other communication (other than any Excluded Notice) within two Business Days (unless a shorter time period is reasonably required by the applicable circumstances) after SM Energy’s delivery of same to Northern, SM Energy’s reasonable and good faith decision with respect thereto shall control; provided, however, that SM Energy shall provide Northern with written notice 24 hours (unless a shorter time frame is required in order to meet a deadline under the Purchase Agreement) prior to taking any action with respect to any such notice or other material communication that is not mutually agreed upon between SM Energy and Northern.
Section 1.3    Certain Interim Covenants.
(a)    Subject to, and without limitation of, Section 2.1 and Section 2.4 hereof, during the period between the Execution Date and the earlier to occur of (x) the time at which the Closing under the Purchase Agreement has occurred and (y) the termination of the Purchase Agreement in accordance with its terms (but without limiting Section 5.1), SM Energy shall, and only with respect to clauses (i), (ii), (vii) and (ix) below, Northern shall (and each shall cause its respective Affiliates to), unless otherwise consented to in writing in advance by the other Party (which consent shall not be unreasonably withheld, conditioned or delayed):
(i)    not intentionally or knowingly take or fail to take any action which would give, or would reasonably be expected to give, the Sellers the right to terminate the

Purchase Agreement by reason of a breach or non-fulfillment by SM Energy of any of its covenants or agreements under any Transaction Agreement;
(ii)    inform the other Party in writing promptly after becoming aware of any fact, matter, circumstance or other information that, individually or in the aggregate, has resulted in (or would reasonably be expected to result in) (A) any breach or inaccuracy of any representation or warranty of Sellers set forth in the Purchase Agreement or any other applicable Transaction Agreement, (B) any breach or non-fulfillment by Sellers of any of their respective covenants or agreements set forth in the Purchase Agreement or any other applicable Transaction Agreement, or (C) the failure of any condition to Closing set forth in Section 8.2 of the Purchase Agreement to be satisfied (notwithstanding, in each case, any waiver by SM Energy of any such condition);
(iii)    not affirmatively waive (A) any right or remedy available to SM Energy under the Purchase Agreement or any other applicable Transaction Agreement in connection with or related to (1) any breach or inaccuracy of any representation or warranty of Sellers set forth in the Purchase Agreement or such other applicable Transaction Agreement or (2) any breach or non-fulfillment by Sellers of any of their covenants or agreements set forth in the Purchase Agreement or such other applicable Transaction Agreement, (B) any condition to closing set forth in Section 8.2 of the Purchase Agreement, or (C) if applicable, SM Energy’s right to terminate the Purchase Agreement for a failure of the condition to closing set forth in Section 8.2 of the Purchase Agreement;
(iv)    not amend, modify or supplement in any manner, or waive, any provision of the Purchase Agreement or any other applicable Transaction Agreement (and will not agree to do any of the foregoing), in each case, to the extent such amendment, modification or supplement could reasonably be expected to adversely and disproportionately affect Northern;
(v)    not dispute (or initiate or settle any dispute) with respect to any material matter arising under the Purchase Agreement or any other applicable Transaction Agreement;
(vi)    subject to Section 1.1(a) and Section 1.1(c), in the event of any dispute or other matter arising under the Purchase Agreement or any other applicable Transaction Agreement in which SM Energy receives any settlement or award of damages, including in the form of a return of all or any portion of the Deposit and for which Northern does not receive the Northern Share (or the benefit of the Northern Share) of such settlement or award of damages, remit to Northern an amount equal to the Northern Share of such amount received;
(vii)    participate in any update meetings that are held (virtually or by teleconference) with the other Party on the progress with respect to, and the results of, any title or environmental diligence conducted by or on behalf of SM Energy or Northern with respect to the Assets (including promptly providing copies of any written title or environmental updates (including any informal, formal, preliminary or final reports or other similar documents and/or materials) prepared by or on behalf of SM Energy or Northern);
(viii)    to the extent Sellers provide such information to SM Energy under the Purchase Agreement or any other Transaction Agreement, promptly (and in any event within one Business Day) provide Northern with updates of the status of all applicable Preferential Rights and Consents, including, for purposes of clarity, with respect to whether (A) any such Preferential Rights has been affirmatively waived or exercised by the applicable holder thereof, (B) any such Consent (or an affirmative waiver thereof) has been obtained from the applicable holder thereof, (C) the applicable time period for exercising (or affirmatively waiving) any such Preferential Right has expired without the exercise or affirmative waiver thereof by the applicable holder thereof, (D) the applicable time period for providing, withholding or affirmatively waiving any such Consent has expired with the applicable holder thereof providing, withholding or affirmatively waiving such Consent and (E) there exists any actual or threatened dispute with respect to or related to any Preferential Right or Consent; and
(ix)    otherwise keep the other Party reasonably apprised of developments with respect to the transactions contemplated by the Purchase Agreement and all other Transaction Agreements;
provided, however, that SM Energy’s failure to strictly comply with any of the foregoing obligations (and associated timelines) set forth in this Section 1.3(a) shall not constitute a breach of this Agreement (A) unless Northern has notified SM Energy of such perceived failure to comply and SM Energy has not cured such failure reasonably promptly, and (B) thereafter, only to the extent Northern has suffered actual damages as a result of such failure.
(b)    Notwithstanding anything to the contrary herein or otherwise, the Parties acknowledge and agree that during the period beginning on the Execution Date and ending on the date on which the Closing under the Purchase Agreement has occurred (or, if applicable, is contemplated to occur) (unless this Agreement is otherwise terminated prior to such date pursuant to Section 5.1), the Parties shall cooperate in good faith to mutually agree upon (i) all agreements, assignments, conveyances, deeds, certificates, instruments and other documents or items that are contemplated to be (or that any applicable party reasonably requests to be) executed, acknowledged and/or delivered, as applicable, by SM Energy, Northern and/or any of their respective Affiliates at or in connection with (A) the closing under this Agreement, and (B) the Closing under the Purchase Agreement and (ii) a funds flow memorandum, closing statement or other similar document setting forth, in reasonable detail, the amount and sequencing of the payments to be paid by each Party (and to whom) at or in connection with the occurrence of the contemporaneous closing of the transactions contemplated by this Agreement and the Purchase Agreement (all of the foregoing, collectively, the “Seller Closing Deliverables”).
Section 1.4    Cooperation with Respect to Enforcement of Rights, Remedies and Claims. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that, as it relates to the period after Closing, (a) neither Party shall take any material action (or refrain from taking any material action) that such Party is entitled to take under the Purchase Agreement, the R&W Insurance Policy or any related Transaction Agreement to enforce or pursue any of its rights or remedies under the Purchase Agreement, the R&W Insurance Policy or any related Transaction Agreement or to otherwise make or assert any claim against Sellers, the R&W Insurance Policy or the Escrow Agent thereunder without first discussing and coordinating in good faith with the other Party with respect to determining whether to take any such material action (or refrain from taking any such material action), (b) if a Party in good faith determines at any time that it or the other Party is entitled to take any action to enforce or pursue any of its rights or remedies against Sellers, the R&W Insurance Policy or the Escrow Agent, or to take any action to enforce or pursue any of its rights or remedies under the Purchase Agreement, the R&W Insurance Policy or any related Transaction Agreement, or to otherwise make or assert any claim against Sellers, the R&W Insurance Policy or the Escrow Agent thereunder, then each Party shall use its commercially reasonable efforts to take such action on a coordinated basis for the mutual and proportionate benefit of SM Energy and Northern, (c) the Parties will reasonably cooperate with respect to any efforts to pursue any rights, remedies and claims under the Purchase Agreement, any related Transaction Agreement, and R&W Insurance Policy matters, and (d) if a Party takes any such action, then such Party shall (i) cooperate reasonably and in good faith with the other Party in connection therewith (including, for purposes of clarity, taking any further actions related thereto that are reasonably requested by such other Party) and (ii) use its commercially reasonable efforts to keep such other Party fully informed with respect to the status thereof. Additionally, the Parties shall cooperate reasonably and in good faith to cause all conditions set forth in the R&W Conditional Binder to be satisfied and the R&W Insurance Policy to be bound promptly following Closing.
ARTICLE II
DEPOSIT; CLOSING
Section 2.1    Deposit. Within one (1) Business Day of the Execution Date, Northern shall deliver to the Escrow Agent, by wire transfer in immediately available funds to an account designated by SM Energy in writing, an amount equal to the Northern Share of the Performance Deposit (such amount, the “Northern Initial Payment”).
Section 2.2    Purchase Price. On the Closing Date, (a) Northern shall deliver to Sellers, by wire transfer in immediately available funds to an account designated by Sellers in writing, an amount equal to the Northern Share of the Closing Payment (such amount, the “Northern Closing Payment”), and (b) SM Energy shall deliver to Sellers an amount equal to the SM Energy Share of the Closing Payment, in each case, pursuant to the terms of the Purchase Agreement. The allocations of responsibility for specific Purchase Price adjustments set forth in this Section 2.2 shall remain in place through the operation of the final settlement statement and true-up mechanisms contained in Section 2.6 of the Purchase Agreement.
Section 2.3    Purchase Agreement Deliverables. Immediately prior to the Closing, the Parties shall execute and deliver counterparts of the Assignment and Assumption Agreement in the form attached as Exhibit A (which shall be deemed effective as of immediately prior to Closing), pursuant to which NOG shall become a party to the Purchase Agreement. On the Closing Date, SM Energy and Northern shall each execute and deliver to Sellers the documents that are required to be executed and delivered by each such Party pursuant to the terms of the Purchase Agreement.
Section 2.4    Agreement Deliverables. On the Closing Date, the Parties shall execute, acknowledge and deliver (i) a Development Agreement in the form attached as Exhibit B (the “Development Agreement”), (ii) the memorandum of Development Agreement attached to the Development Agreement in the appropriate number of counterparts for recording in the real property records of each applicable county in which the Assets are located, (iii) the joint operating agreement(s) (the “JOAs”) as required pursuant to the terms of the Development Agreement (and in the form attached to the Development Agreement, (vi) the memorandum of such JOA(s) in the appropriate number of counterparts for recording in the real property records of each applicable county in which the Assets are located, and (v) all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement.
ARTICLE III
POST-CLOSING
Section 3.1    Post-Closing Payments. From and after Closing, to the extent additional amounts are owed to Sellers or any other Person pursuant to the Purchase Agreement, the Parties shall reasonably cooperate to determine such amounts owed to Sellers or such other Persons, and to proportionately allocate such amounts among the Parties (in accordance with the Northern Share and SM Energy Share (as applicable)) in accordance with the terms of this Agreement.
Section 3.2    Settlement Statements.
(a)    As soon as reasonably practicable, but in any event not later than one Business Day after receipt of the Preliminary Settlement Statement from Sellers pursuant to Section 2.6 of the Purchase Agreement, SM Energy shall deliver to Northern a true and complete copy of such Preliminary Settlement Statement and any documentation and supporting evidence provided by Sellers pursuant to Section 2.6(a) of the Purchase Agreement or in the possession of SM Energy to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement. Northern shall have the right to propose a written report containing all changes that Northern proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes, and SM Energy shall consider such proposed changes in good faith. SM Energy and Northern shall in good faith attempt to agree on the contents of any written report containing proposed changes to the Preliminary Settlement Statement as soon as possible after SM Energy’s receipt of Northern’s written report. The written report containing proposed changes to the Preliminary Settlement Statement, as agreed upon by SM Energy and Northern, shall be submitted to Sellers; provided that if SM Energy and Northern cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the date by which Section 2.6(a) of the Purchase Agreement requires SM Energy to propose changes to the Preliminary Settlement Statement, then any such unagreed adjustments as set forth in the Preliminary Settlement Statement as presented by SM Energy shall control for purposes of the Preliminary Settlement Statement that is submitted to Sellers by SM Energy pursuant to Section 2.6(a) of the Purchase Agreement.
(b)    To the extent that Sellers did not deliver same to Northern in advance, as soon as reasonably practicable, but in any event not later than one Business Day following the date that Sellers deliver to the Parties the final settlement statement pursuant to Section 2.6(b) of the Purchase Agreement, SM Energy shall deliver to Northern a true and complete copy of the final settlement statement and the supporting schedules, analysis, workpapers, and other underlying records or documentation as are reasonably necessary and appropriate in Northern’s review of such statements, in each case, in SM Energy’s possession or which SM Energy is entitled to request and receive under the Purchase Agreement. SM Energy and Northern shall reasonably cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. Without limiting the foregoing, SM Energy and Northern shall undertake to agree on any written report containing proposed changes to be made to the final settlement statement no later than one Business Day prior to the date by which Section 2.6(b) of the Purchase Agreement requires SM Energy to submit to Sellers proposed changes to the final settlement statement, and if SM Energy and Northern cannot reach agreement by such date, then (i) the Parties shall deliver a written report containing all proposed changes that either Party desires to dispute; and (ii) to the extent that any item that was submitted at the request of only one Party (the “Asserting Party”), but not the other Party (the “Non-Asserting Party”) and such item is not agreed upon with Seller during the applicable time period under the Purchase Agreement, (A) the Non-Asserting Party shall assign all rights and interests it has in such item to the Asserting Party, (B) the Asserting Party shall incur and pay all costs associated with the dispute (including any costs of arbitration and the Accounting Referee pursuant to Section 2.6 of the Purchase Agreement), and (C) the Asserting Party shall be solely entitled to all benefits and remedies, if any, resulting from the outcome of such disputed item, with no further obligations owed to the Non-Asserting Party.
(c)    To the extent that a Party receives amounts from Sellers under the Purchase Agreement, from the Escrow Agent under the Escrow Agreement, or as recovery under the R&W Insurance Policy pursuant to a R&W Claim, in each case, which are owed to the other Party or to which the other Party is entitled, such receiving Party shall promptly notify the other Party and shall promptly pay over such amount to the other Party to which such amounts are owed.
Section 3.3    Recovery Against Seller and the R&W Insurance Policy.
(a)    Any recovery for claims (and any costs associated with pursuing such claims) of Northern and SM Energy against Sellers under the Purchase Agreement will be shared between SM Energy and Northern in proportion to the Parties’ Share. Notwithstanding the foregoing, any recovery for claims (and any costs associated with pursing such claims) of SM Energy against Sellers under the Purchase Agreement that relate to or arise out of the SM Energy Excluded Assets shall be solely for the account of SM Energy. The Parties agree that for purposes of making any claims against the Sellers, each of SM Energy and Northern shall use its respective good faith efforts to reach agreement with the other Party with respect to such claims. If the Parties are unable to reach an agreement with respect to any such claims following such good faith discussions, then the Asserting Party desiring to make such claims may assert such claim individually and the Non-Asserting Party shall assign all rights and interests it may have in such claims to the Asserting Party. The Asserting Party shall bear all costs associated with pursuing such claims and shall be entitled to all successful recovery of proceeds, with no further obligations owed to the Non-Asserting Party.
(b)    Except as otherwise set forth in this paragraph, any recovery for claims (and any costs associated with pursuing such claims) of Northern and SM Energy against the R&W Insurer under the R&W Insurance Policy will be shared between SM Energy and Northern in proportion to the Parties’ Share. The Parties agree that for purposes of making any claims arising under the R&W Insurance Policy (“R&W Claim”), each of SM Energy and Northern shall use its respective good faith efforts to reach unanimous agreement with the other Party with respect to such R&W Claims; provided that SM Energy shall not, and shall cause any other named insured to not, settle, compromise or waive any right or remedy with respect to any such R&W Claim or otherwise amend or modify the R&W Insurance Policy without the prior written consent of Northern. If the Parties are unable to reach an agreement with respect to any such R&W Claims the Parties are entitled to make under the R&W Insurance Policy within five Business Days following discovery by the Parties that such right has arisen, then the Asserting Party may assert such claim individually and the Non-Asserting Party shall assign all rights and interests it may have in such claims to the Asserting Party. The Asserting Party shall bear all costs associated with pursuing such claims and shall be entitled to all successful recovery of proceeds, with no further obligations owed to the Non-Asserting Party. Notwithstanding anything to the contrary in this Agreement, if Northern is the Asserting Party, SM Energy shall, or shall cause the named insured under the R&W Insurance Policy to, (i) fully cooperate with Northern to have SM Energy’s or the named insured under the R&W Insurance Policy rights and interests in such claim (including the right to assert such claim) assigned to Northern (including, if required, obtaining consent of such assignment from the R&W Insurer) and (ii) to the extent such rights to assert the R&W Claim are not assigned to Northern, take such actions as are necessary, at the direction of Northern, to submit and prosecute with due diligence any such claim on behalf of Northern at Northern’s sole cost and expense.
Section 3.4    Post-Closing Diligence. From and after Closing, SM Energy shall promptly furnish to Northern, as it becomes available, all abstracts (including federal lease status reports), title opinions, title reports, title papers and curative material regarding the Specified Assets not otherwise completed prior to Closing, the costs of which shall be chargeable to the joint account pursuant to the applicable JOA, and the Parties will work together in good faith to make such filings with applicable Governmental Authorities in order to vest each such party with their respective interests in the Specified Assets in the official records of such Governmental Authority.
Section 3.5    Purchase Price Allocation. As soon as practicable following the Closing, but in any event not later than ten days after which the final settlement statement is finally determined pursuant to Section 2.6 of the Purchase Agreement, SM Energy shall, prior to any delivery of the Allocation to Sellers pursuant to Section 2.8 of the Purchase Agreement, deliver to Northern the initial draft of the Allocation and any documentation and supporting evidence utilized by SM Energy to make such Allocation, and Northern shall have the right, prior to any delivery by Purchaser of the Allocation to Sellers, to submit a written report containing all changes that Northern proposes to be made to the initial draft of the Allocation, if any, together with an explanation of any such changes to SM Energy no later than five days prior to the date the initial Allocation is due to Sellers pursuant to Section 2.8 of the Purchase Agreement, which SM Energy shall, subject to the following sentence, incorporate into the initial draft of the Allocation. SM Energy and Northern shall cooperate in good faith to resolve any disagreements between the parties as to the initial draft of the Allocation and otherwise agree on the contents of the initial draft of the Allocation which shall be provided to Sellers; provided that if SM Energy and Northern cannot agree on the initial Allocation prior to the date by which Section 2.8 of the Purchase Agreement requires Purchaser to provide the initial Allocation to Sellers, then SM Energy’s proposal with respect to such disagreements shall be included in the initial Allocation that is submitted to Sellers by Purchaser pursuant to Section 2.8 of the Purchase Agreement. If Sellers notify SM Energy in writing of any disputed items with respect to the Allocation, SM Energy shall consult with Northern in good faith prior to working with Sellers to resolve any such disputes; provided if any such disputes are referred to the Accounting Referee, Northern shall have equal participation rights with SM Energy.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    SM Energy Representations and Warranties. SM Energy represents and warrants to Northern the matters set forth in Section 4.1(a) through Section 4.1(i) on the Execution Date and as of the Closing of the transactions contemplated by the Purchase Agreement.
(a)    Existence and Qualification. SM Energy is a corporation, validly existing and in good standing under the Laws of the state of its formation and is duly qualified to do business in all jurisdictions in which the Assets are located and has, or as of the Closing will have, complied with all necessary requirements of Governmental Authorities required for SM Energy’s ownership of the Assets.
(b)    Power. SM Energy has the requisite power to enter into and perform this Agreement, the Purchase Agreement and each other Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated by this Agreement, the Purchase Agreement and such other Transaction Agreements.
(c)    Authorization and Enforceability. The execution, delivery, and performance of this Agreement, the Purchase Agreement, all documents required to be executed and delivered by SM Energy at Closing and all other Transaction Agreements to which SM Energy is or will be a party, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of SM Energy. This Agreement has been duly executed and delivered by SM Energy (and all documents required hereunder to be executed and delivered by SM Energy at Closing and all other Transaction Agreements will be duly executed and delivered by SM Energy) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of SM Energy, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
(d)    No Conflicts. The execution, delivery, and performance of this Agreement, the Purchase Agreement and the other Transaction Agreements by SM Energy, and the transactions contemplated hereby and thereby, will not (i) violate any provision of the certificate of incorporation, bylaws, or other organizational documents of SM Energy, (ii) result in a material default (with or without due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, or other financing instrument to which SM Energy is a party, (iii) violate any judgment, order, ruling, or regulation applicable to SM Energy as a party in interest, or (iv) violate any Laws applicable to SM Energy or any of its assets, except any matters described in subsections (ii) or (iii) above that would not have a Material Adverse Effect on SM Energy.
(e)    Litigation. Except with respect to any Action filed or threatened in writing by any Governmental Authority after the Execution Date related to or arising out of Antitrust Laws, there are no actions, suits, or proceedings pending, or to SM Energy’s Knowledge, threatened in writing, before any Governmental Authority or arbitrator against SM Energy that are reasonably likely to materially impair SM Energy’s ability to perform its obligations under this Agreement, the Purchase Agreement or any document required to be executed and delivered by SM Energy at Closing.
(f)    Consents, Approvals or Waivers. Except for filings required under the HSR Act or any item set forth on Schedule 4.9 to the Purchase Agreement, SM Energy’s execution, delivery, and performance of this Agreement, the Purchase Agreement and the other Transaction Agreements by SM Energy, and the transactions contemplated hereby and thereby, is not and will not be subject to any consent, approval, or waiver from any Governmental

Authority or other Third Party, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after Closing.
(g)    Bankruptcy. There are no bankruptcy, insolvency, reorganization, or receivership proceedings pending against, being contemplated by, or threatened against SM Energy or any of its Affiliates.
(h)    Liability for Broker’s Fees. Except as set forth in Section 1.1, Northern shall not directly or indirectly have any responsibility, liability, or expense, as a result of undertakings or agreements of SM Energy or any of its Affiliates, for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
(i)    Contracts. The execution, delivery, and performance of this Agreement by SM Energy, and the transactions contemplated by this Agreement, will not result in a material default (with due notice or lapse of time or both) under any of the terms, conditions, or provisions of any contract to which SM Energy is a party.
Section 4.2    Northern Representations and Warranties. Northern represents and warrants to SM Energy the matters set forth in Section 4.2(a) through Section 4.2(i) on the Execution Date and as of the Closing of the transactions contemplated by the Purchase Agreement.
(a)    Existence and Qualification. Northern is a corporation, validly existing and in good standing under the Laws of the state of its formation and is duly qualified to do business in all jurisdictions in which the Assets are located and has, or as of the Closing will have, complied with all necessary requirements of Governmental Authorities required for Northern’s ownership of the Assets.
(b)    Power. Northern has the requisite power to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement.
(c)    Authorization and Enforceability. The execution, delivery, and performance of this Agreement, all documents required to be executed and delivered by Northern at Closing and all other Transaction Agreements to which Northern is or will be a party, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Northern. This Agreement has been duly executed and delivered by Northern (and all documents required hereunder to be executed and delivered by Northern at Closing will be duly executed and delivered by Northern) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Northern, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
(d)    No Conflicts. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby, will not (i) violate any provision of any of the organizational documents of Northern, (ii) result in a material default (with or without due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, or other financing instrument to which Northern is a party, (iii) violate any judgment, order, ruling, or regulation applicable to Northern as a party in interest, or (iv) violate any Laws applicable to Northern or any of its assets, except any matters described in subsections (ii) or (iii) above that would not have a Material Adverse Effect on Northern.
(e)    Litigation. Except with respect to any Action filed or threatened in writing by any Governmental Authority after the Execution Date related to or arising out of Antitrust Laws, there are no actions, suits, or proceedings pending, or to Northern’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against Northern that are reasonably likely to materially impair Northern’s ability to perform its obligations under this Agreement or any document required to be executed and delivered by Northern at Closing.
(f)    Consents, Approvals or Waivers. Except for filings required under the HSR Act, Northern’s execution, delivery, and performance of this Agreement and the other Transaction Agreements by Northern, and the transactions contemplated hereby and thereby, is not and will not be subject to any consent, approval, or waiver from any Governmental Authority or other Third Party, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after Closing.
(g)    Bankruptcy. There are no bankruptcy, insolvency, reorganization, or receivership proceedings pending against, being contemplated by, or threatened against Northern or any of its Affiliates.
(h)    Liability for Broker’s Fees. SM Energy shall not directly or indirectly have any responsibility, liability, or expense, as a result of undertakings or agreements of Northern or any of its Affiliates, for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
(i)    Contracts. The execution, delivery, and performance of this Agreement by Northern, and the transactions contemplated by this Agreement, will not result in a material default (with due notice or lapse of time or both) under any of the terms, conditions, or provisions of any contract to which Northern is a party.
(j)    Relevant Area Interests. Northern does not, directly or indirectly, through subsidiaries, partnerships, joint ventures, affiliated or controlled funds, or otherwise, (a) own or hold any ownership, leasehold, stock, share capital, equity or other interest in any Person engaged in the development, production, or sale of Uinta Basin waxy crude in any of Duchesne, Uintah, Utah, Grand, Emery, Carbon, and Wasatch Counties, Utah (the “Relevant Area”) that has produced or sold, on average over the six (6) month period prior to the Execution Date or the Closing Date, more than 2,000 barrels per day of waxy crude in the Relevant Area, or (b) own or hold, individually or in the aggregate, any interest (whether fee or leasehold) in lands located in the Relevant Area of more than 1,280 acres.
ARTICLE V
TERM AND TERMINATION
Section 5.1    Termination. This Agreement may be terminated as follows:
(a)    by the mutual written consent of the Parties;
(b)    by SM Energy, if (i) the Purchase Agreement is terminated by Seller, and (ii) Northern failed or refused to deliver Northern’s Share of the Closing Payment if, at such time, (A) all closing conditions set forth in Section 8.2 of the Purchase Agreement were fulfilled or satisfied by Sellers (and, for purposes of clarity, not waived (or deemed to have been waived) by SM Energy, unless Northern (in its sole discretion) had agreed in writing to the waiver of such condition), other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (B) all conditions to closing set forth in Section 8.1 of the Purchase Agreement were fulfilled or satisfied by SM Energy or waived (or deemed to have been waived) by Sellers, other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (C) Sellers and SM Energy were each ready, willing and able to perform their respective obligations that were contemplated to be performed or to otherwise occur at or in connection with closing of the transactions contemplated by the Purchase Agreement (except with respect to SM Energy’s obligation to pay the Closing Payment at Closing due to Northern’s failure or refusal to deliver Northern’s Share of the Closing Payment), (D) SM Energy performed, or was ready, willing and able to perform, all of its obligations set forth in Section 2.3 of this Agreement, and (E) the Parties had mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), or, if the Parties had not mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), such failure was not solely the result of SM Energy’s breach of its obligations therein or unreasonable delay or failure to approve the form and substance of any such Seller Closing Deliverables;
(c)    by SM Energy, if (i) the Closing under the Purchase Agreement is consummated and (ii) Northern failed or refused to deliver Northern’s Share of the Closing Payment in accordance with this Agreement, and if, at such time, (A) all closing conditions set forth in Section 8.2 of the Purchase Agreement were fulfilled or satisfied by Sellers (and, for purposes of clarity, not waived (or deemed to have been waived) by SM Energy), unless Northern (in its sole discretion) had agreed in writing to the waiver of such condition, other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (B) SM Energy performed, or was ready, willing and able to perform, all of its obligations set forth in Section 2.3 of this

Agreement, and (C) the Parties had mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b) or, if the Parties had not mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), such failure was not solely the result of SM Energy’s breach of its obligations therein or unreasonable delay or failure to approve the form and substance of any such Sellers Closing Deliverables;
(d)    by Northern, if (i) the Purchase Agreement is terminated, and (ii) SM Energy failed or refused to fulfill or perform its obligations set forth in the Purchase Agreement, including the failure to deliver SM Energy’s Share of the Closing Payment if, at such time, (A) all closing conditions set forth in Section 8.2 of the Purchase Agreement were fulfilled or satisfied by Sellers (and, for purposes of clarity, not waived (or deemed to have been waived) by SM Energy, unless Northern (in its sole discretion) had agreed in writing to the waiver of such condition), other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (B) all conditions to closing set forth in Section 8.1 of the Purchase Agreement were fulfilled or satisfied by SM Energy (or waived by Sellers), other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (C) Sellers were ready, willing and able to perform their respective obligations that were contemplated to be performed or to otherwise occur at or in connection with closing of the transactions contemplated by the Purchase Agreement, (D) Northern performed, or was ready, willing and able to perform, all of its obligations set forth in Section 2.3 hereof, and (E) the Parties had mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), or, if the Parties had not mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), such failure was not solely the result of Northern’s breach of its obligations therein or unreasonable delay or failure to approve the form and substance of any such Seller Closing Deliverables; or
(e)    automatically, if the Purchase Agreement is terminated prior to Closing for any reason other than in the circumstances described in the foregoing clauses (a), (b), (c), or (d) of this Section 5.1.
Section 5.2    Effect of Termination.
(a)    Any termination of this Agreement shall not (i) relieve either Party of any liability or obligation accruing or that accrued prior to the date of such termination, (ii) relieve either Party of its indemnification obligations under Article VI with respect to acts or omissions which occurred prior to the date of termination, or (iii) deprive a Party not in breach (other than a breach because such Party is rightfully withholding performance in response to a breach by the other Party) of its rights to any remedy otherwise available to such Party.
(b)    In the event of a termination of this Agreement by (i) SM Energy pursuant to Section 5.1(b) or (ii) Northern pursuant to Section 5.1(d), the non-terminating Party shall pay to the terminating Party (A) an amount equal to such terminating Party’s Share of the Deposit (if and only if the Deposit was forfeited to Sellers as part of the termination of the Purchase

Agreement), plus (B) any documented, out-of-pocket diligence costs and legal fees of the terminating Party (including such terminating Party’s Share of the Transaction Expenses) within three Business Days of the receipt of such termination notice pursuant to Section 5.1(b) or Section 5.1(d).
(c)    In the event of a termination of this Agreement by SM Energy pursuant to Section 5.1(c) (in which event, Northern shall relinquish any claims or rights to receive Northern’s Share of the Deposit), Northern shall pay to SM Energy any Transaction Expenses that SM Energy incurred in connection with the consummation of the transactions contemplated by the Purchase Agreement and this Agreement in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) within three Business Days following receipt of supporting documentation with respect to such Transaction Expenses (and such payment shall not be due earlier than three Business Days following the Closing under the Purchase Agreement).
(d)    In the event that Northern fails or refuses to deliver Northern’s Share of the Closing Payment when due under this Agreement and the Purchase Agreement and, at such time, (A) all closing conditions set forth in Section 8.1 of the Purchase Agreement have been fulfilled or satisfied by Sellers (and, for purposes of clarity, not waived (or deemed to have been waived) by SM Energy, unless Northern (in its sole discretion) had agreed in writing to the waiver of such condition), other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (B) all conditions to closing set forth in Section 8.2 of the Purchase Agreement have been fulfilled or satisfied by SM Energy or waived (or deemed to have been waived) by Sellers, other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (C) Sellers and SM Energy are each ready, willing and able to perform their respective obligations that are contemplated to be performed or to otherwise occur at or in connection with closing of the transactions contemplated by the Purchase Agreement (except with respect to SM Energy’s obligation to pay the Closing Payment at Closing due to Northern’s failure or refusal to deliver Northern’s Share of the Closing Payment), (D) SM Energy has performed, or is ready, willing and able to perform, all of its obligations set forth in Section 2.3 or Section 2.4 of this Agreement, and (E) the Parties have mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), or, if the Parties have not mutually agreed to the form and substance of all Seller Closing Deliverables in accordance with Section 1.3(b), such failure is not solely the result of SM Energy’s breach of its obligations therein or unreasonable delay or failure to approve the form and substance of any such Seller Closing Deliverables, then, in such event, SM Energy may instead elect to exercise any rights at law or equity, including specific performance of this Agreement, against Northern; provided that, if SM Energy elects to seek specific performance of this Agreement against Northern but specific performance is not granted, then the rights and remedies provided in Section 5.2(b) or Section 5.2(c), as applicable, shall apply. Northern acknowledges that as express consideration for the Parties entering into this Agreement and such Party’s representations, warranties and covenants set forth herein, Northern covenants and agrees that solely with respect to SM Energy’s rights under this Section 5.2(d), (i) SM Energy would be irreparably harmed by any breaches by Northern of its obligations to consummate the transactions contemplated by this Agreement as and when required by Northern hereunder, (ii) monetary damages would not be a sufficient remedy for any violation of the terms of this Agreement with respect to SM Energy’s rights under this Section 5.2(d), and (iii) SM Energy shall be entitled to equitable relief, including injunction (without the posting of any bond and without proof of actual damages) and specific performance, in the event of any breach of the provisions of this Agreement with respect to SM Energy’s rights under this Section 5.2(d).
(e)    If, as of immediately prior to the Closing, (i) SM Energy fails or refuses to perform it obligations contained in Section 2.3, (ii) all conditions to closing set forth in Section 8.2 of the Purchase Agreement have been fulfilled or satisfied by SM Energy or waived (or deemed to have been waived) by Sellers, other than any such conditions that by their nature could only be fulfilled or satisfied at or in connection with the consummation of the closing under the Purchase Agreement, (iii) Sellers and SM Energy are each ready, willing and able to perform their respective obligations that are contemplated to be performed or to otherwise occur at or in connection with closing of the transactions contemplated by the Purchase Agreement, and (iv) Northern is not then currently in breach of any the terms of this Agreement, then, in such event, Northern may elect to exercise any rights at law or equity, including specific performance of Section 2.3, against SM Energy. SM Energy acknowledges that as express consideration for the Parties entering into this Agreement and such Party’s representations, warranties and covenants set forth herein, SM Energy covenants and agrees that solely with respect to Northern’s rights under Section 2.3, (i) Northern would be irreparably harmed by any breaches by SM Energy of its obligations in Section 2.3 as and when required by SM Energy hereunder, (ii) monetary damages would not be a sufficient remedy for any violation of the terms of Section 2.3 with respect to Northern’s rights under Section 2.3, and (iii) Northern shall be entitled to equitable relief, including injunction (without the posting of any bond and without proof of actual damages) and specific performance, in the event of any breach of this Section 2.3 with respect to Northern’s rights under Section 2.3.
(f)    In the event of a termination of this Agreement or the Purchase Agreement, unless SM Energy is entitled to retain Northern’s Share of the Deposit pursuant to Section 5.2(b) or Section 5.2(c), SM Energy shall (i) pursue and enforce all rights under the Purchase Agreement and the Escrow Agreement necessary to receive back the Deposit from the Escrow Agent as soon as permitted under the Purchase Agreement and (ii) pay Northern the Northern Share of the Deposit within one Business Day of receipt from the Escrow Agent.
(g)    IT IS EXPRESSLY STIPULATED BY THE PARTIES THAT THE ACTUAL AMOUNT OF DAMAGES RESULTING FROM SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO DETERMINE ACCURATELY BECAUSE OF THE UNIQUE NATURE OF THIS AGREEMENT, THE UNIQUE NATURE OF THE ASSETS, THE UNCERTAINTIES OF APPLICABLE COMMODITY MARKETS AND DIFFERENCES OF OPINION WITH RESPECT TO SUCH MATTERS, AND THAT THE LIQUIDATED DAMAGES PROVIDED FOR HEREIN ARE A REASONABLE ESTIMATE

BY THE PARTIES OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DO NOT CONSTITUTE A PENALTY.
ARTICLE VI
LIABILITY; INDEMNIFICATION
Section 6.1    Assumed Liabilities. Subject to this Article VI, Northern’s rights and obligations (following the Closing) under the Purchase Agreement, and the Parties’ respective rights and obligations under the Development Agreement, any existing joint operating agreement, or JOAs entered into pursuant to the Development Agreement, effective as of the Closing, Northern shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all Damages, losses, obligations and liabilities, known or unknown, including arising under the Purchase Agreement, to the extent attributable to the NOG Assets, regardless of whether such Damages, losses, obligations or liabilities arose prior to, on or after the Effective Time (all of said obligations and Liabilities, subject to the exclusions below, herein being referred to as the “Assumed Obligations”); provided, however, that the Assumed Obligations shall not include, Northern shall have no obligation to assume, and SM Energy hereby retains the Excluded SM Energy Obligations.
Section 6.2    Indemnification.
(a)    From and after Closing, SM Energy hereby agrees to pay, defend, indemnify, reimburse and hold harmless Northern, its Affiliates and its and their respective directors, partners, members, managers, officers, agents, attorneys and employees the (“Northern Indemnified Parties”) for, from and against all obligations, liabilities, claims, causes of action and Damages caused by, arising out of, attributable to or resulting from: (i) any breach by SM Energy of any representation or warranty set forth in this Agreement; (ii) any failure by SM Energy to perform any covenant or obligation set forth in this Agreement; and (iii) any Damages actually paid or suffered to Sellers (or their respective successors or assigns) under the Purchase Agreement to the extent attributable to the Excluded SM Energy Obligations;.
(b)    From and after Closing, Northern hereby agrees to pay, defend, indemnify, reimburse and hold harmless SM Energy, its Affiliates and its and their respective directors, partners, members, managers, officers, agents, attorneys and employees the (“SM Energy Indemnified Parties”) for, from and against all obligations, liabilities, claims, causes of action and Damages caused by, arising out of, attributable to or resulting from: (i) any breach by Northern of any representation or warranty set forth in this Agreement; (ii) any failure by Northern to perform any covenant or obligation set forth in this Agreement; and (iii) any Damages actually paid or suffered to Sellers (or their respective successors or assigns) under the Purchase Agreement to the extent attributable to any Assumed Obligations, if applicable.
(c)    The indemnity actions set forth in Section 12.5 of the Purchase Agreement shall apply mutatis mutandis.
Section 6.3    Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY DAMAGES INCURRED BY THIRD

PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NONE OF THE SM ENERGY INDEMNIFIED PARTIES OR NORTHERN INDEMNIFIED PARTIES SHALL BE ENTITLED TO LOST PROFITS, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH OF SM ENERGY AND NORTHERN, FOR ITSELF AND ON BEHALF OF THE SM ENERGY INDEMNIFIED PARTIES OR NORTHERN INDEMNIFIED PARTIES (AS APPLICABLE), HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
ARTICLE VII
TAXES
Section 7.1    Section 7.1    Tax Returns; Tax Contests. To the extent Purchaser has obligations regarding Tax Returns, payment of Taxes or Tax Contests pursuant to Sections 10.5 and 10.6 of the Purchase Agreement, each of SM Energy and Northern shall act as Purchaser solely to the extent such Tax Return, payment of Taxes or Tax Contest applies to the SM Energy Share or Northern Share, respectively.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Confidentiality. Subject to and without limiting the terms and provisions of the Confidentiality Agreement, the Parties shall keep all information and data relating to the existence of this Agreement, the contents hereof, or the transactions contemplated hereby strictly confidential, except (a) for disclosures to Representatives of the Parties (in which event, the disclosing Party will be responsible for making sure that the Representatives keep such information and data confidential) or to a successor or potential successor of interest in the Assets, (b) as required to perform pursuant to this Agreement, the Purchase Agreement and the other Transaction Agreements, as applicable, (c) to the extent expressly contemplated by this Agreement (including in connection with the resolution of disputes hereunder), (d) for disclosures that are required by applicable securities or other Laws or regulation or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, (e) for disclosures to Governmental Authorities as required by Law, or (f) as to any information or data that is or becomes available to the public other than through the act or omission of such Party or its Representatives in violation of this Section 8.1; provided that, prior to making any disclosures permitted under subsection (a) above, the Party disclosing such information shall obtain an undertaking of confidentiality from the Person receiving such information.
Section 8.2    Conflicts. Notwithstanding anything herein to the contrary, in the event of any conflict between the Purchase Agreement and this Agreement, as between the Parties the terms of this Agreement shall control.
Section 8.3    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.
Section 8.4    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the other Party (herein collectively called “Notice”) shall be in writing and delivered in person by courier service or U.S. mail requiring acknowledgement of receipt or mailed by certified mail, postage prepaid, and return receipt requested, or by e-mail requesting the recipient to confirm receipt, as follows:
If to SM Energy:
SM Energy Company
1700 Lincoln Street, Suite 3200
Denver, CO 80203
Attn: Senior Vice President of Business Development and Land

Email: kknott@sm-energy.com

with a copy to (which shall not constitute notice):
SM Energy Company
1700 Lincoln Street, Suite 3200
Denver, CO 80203
Attn: General Counsel
Email: jlebeck@sm-energy.com
If to Northern:
Northern Oil and Gas, Inc.
4350 Baker Road - Suite 400
Minnetonka, Minnesota 55343
Attn: Adam Dirlam
Email: adirlam@northernoil.com

with a copy to (which shall not constitute notice):
Northern Oil and Gas, Inc.

4350 Baker Road - Suite 400
Minnetonka, Minnesota 55343
Attn: General Counsel
Email: eromslo@northernoil.com
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attn: David M. Castro Jr., P.C., William C. Eiland II
Email: david.castro@kirkland.com; william.eiland@kirkland.com

Notice shall be effective upon actual receipt. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.
Section 8.5    Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction.
Section 8.6    Venue and Waiver of Jury Trial.
(a)    Except as to any dispute, controversy, matter or claim arising out of or in relation to or in connection with the calculation or determination of the Adjusted Purchase Price pursuant to Section 3.2 (which shall be resolved in accordance with Section 2.6(b) of the Purchase Agreement, applied mutatis mutandis), any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”), that cannot be resolved between the Parties, will be instituted exclusively in the courts of the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas and each Party hereby irrevocably consents to the exclusive jurisdiction in connection with any Dispute or Action arising out of this Agreement or any of the transactions contemplated thereby. All Disputes between the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the courts of the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas.
(b)    To the extent that any Party or any of its Affiliates has acquired, or hereafter may acquire, immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 8.6(a). Further, each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any Action in the foregoing courts. Each Party agrees that any and all process directed to it in any such Action may be served upon it outside of the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas with the same force and effect as if such service had been made within the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas.
(c)    The Parties agree that a dispute under this Agreement may raise issues that are common with one or more of the other Transaction Agreements or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected with issues raised in a related dispute, controversy or claim between or among the Parties and their Affiliates. Accordingly, any Party to a new Dispute under this Agreement may elect in writing within 15 days after the initiation of a new Dispute to refer such new Dispute for resolution by the applicable court together with any existing Dispute arising under this Agreement, other Transaction Agreements or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected. If the applicable court does not determine to consolidate such new Dispute with the existing Dispute within 30 days of receipt of written request, then the new Dispute shall not be consolidated, and the resolution of the new Dispute shall proceed separately.
(d)    EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE).
Section 8.7    Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of any Party or its respective officers, employees, agents or Representatives, and no failure by any Party to exercise any of its rights under this Agreement, shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein. The rights of each Party under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise by such Party of any other right. No consent under this Agreement shall be valid unless set forth in an instrument in writing signed on behalf of such Party.
Section 8.8    Successors and Assigns. This Agreement shall not be assigned by either Party until such assigning Party has satisfied all of its respective obligations related to the Purchase Agreement at Closing, including payment by each Party of its respective share of the Performance Deposit and the Closing Payment, in each case, in accordance with the terms of this Agreement and the Purchase Agreement. All covenants and agreements herein shall bind and inure to the benefit of the respective permitted successors and assigns of the Parties.
Section 8.9    Entire Agreement. This Agreement and the documents execution hereunder constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.
Section 8.10    Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.
Section 8.11    Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable, and should any terms or provisions, in whole or in part, be held invalid, illegal or incapable of being enforced as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, this Agreement shall be reformed, construed and enforced so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 8.12    Certain Defined Terms. As used in this Agreement:
(a)    “Excluded SM Energy Obligations” means any Damages, losses, obligations and liabilities related to:
(i)    the SM Only Contracts;
(ii)    any failure or breach of any representation or warranty made by SM Energy contained in the Purchase Agreement or the Purchaser Certificate;
(iii)    any failure or breach of any covenant or agreements of SM Energy contained in the Purchase Agreement;
(iv)    any Taxes allocated to SM Energy under Section 7.1; and/or
(v)    an undivided 80% in and to the Specified Assets.

(b)    “NOG Assets” means an undivided interest equal to the Northern Share in and to the Specified Assets.
(c)    “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.
(d)    “SM Only Contracts” means all Contracts included in the Assets other than the Specified Contracts.
(e)    “Specified Assets” means all right, title and interest in and to the Assets other than the SM Only Contracts.
(f)    “Specified Contracts” means the Contracts listed on Annex 1.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

SM ENERGY COMPANY
By: /s/ HERBERT S. VOGEL
Name: Herbert S. Vogel
Title: President and Chief Executive Officer

Signature Page to Acquisition and Cooperation Agreement

NORTHERN OIL AND GAS, INC.
By: /s/ NICHOLAS O'GRADY
Name: Nicholas O’Grady
Title: Chief Executive Officer

Signature Page to Acquisition and Cooperation Agreement